UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
X4 Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT – SUBJECT TO REVIEW

X4 PHARMACEUTICALS, INC.
61 North Beacon Street, 4th Floor
Boston, Massachusetts 02134
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On April 17, 2025

Dear Stockholder of X4 Pharmaceuticals, Inc.:

You are cordially invited to attend the 2025 Special Meeting of Stockholders of X4 Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The Special Meeting will be held on Thursday, April 17, 2025 at 8:00 a.m. Eastern Time at the offices of Goodwin Procter LLP, 100 Northern Avenue, 17th Floor, Boston, Massachusetts 02210. The Special Meeting will be held for the following purposes:

1. The approval of an amendment to our Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) to combine outstanding shares of our common stock, par value $0.001 per share (“Common Stock”), into a lesser number of outstanding shares (the “Reverse Stock Split”), by a ratio of not less than one-for-fifteen and not more than one-for-thirty, with the exact ratio to be set within this range by our board of directors (the “Board”) in its sole discretion (the “Reverse Stock Split Proposal” or “Proposal No. 1”).

2. The approval of an adjournment of the Special Meeting, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes in favor of Proposal No. 1 (the “Adjournment Proposal” or “Proposal No. 2”).

These items of business are more fully described in this proxy statement (the “Proxy Statement”).

The record date for the Special Meeting is March 13, 2025. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the Special Meeting will be available at our principal executive offices for examination during normal business hours by any stockholder for any purpose germane to the Special Meeting for a period of ten (10) days ending the day prior to the Special Meeting.

By Order of the Board of Directors,

Adam S. Mostafa
Chief Financial Officer, Treasurer and Corporate Secretary
Boston, Massachusetts
March , 2025

PRELIMINARY PROXY STATEMENT – SUBJECT TO REVIEW

You are cordially invited to attend the Special Meeting. Whether or not you expect to attend the Special Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Special Meeting. Voting instructions are provided in a paper proxy card by mail and are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote in person if you attend the Special Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

X4 PHARMACEUTICALS, INC.
61 North Beacon Street, 4th Floor
Boston, Massachusetts 02134
PROXY STATEMENT
FOR THE 2025 SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 17, 2025
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

When are this Proxy Statement and the accompanying materials scheduled to be sent to stockholders?

We anticipate on or about April 2, 2025, we will begin mailing this Proxy Statement and the accompanying proxy card (the “Proxy Materials”) or, for shares held in street name (i.e., held for your account by a broker, bank or other nominee), a voting instruction form, will be mailed and made available to stockholders on the Internet on or about the same date.

Why did I receive a full set of the Proxy Materials, instead of a notice regarding the Internet availability of proxy materials?

We are using the “Full Set Delivery” method of providing proxy materials to stockholders. Because we have elected to utilize the “Full Set Delivery” option, we are delivering to all stockholders of record paper copies of the Proxy Statement and form of proxy card, as well as providing access to those proxy materials on a publicly accessible website. The Proxy Statement, form of proxy card, and the other Special Meeting materials are available on the internet at https://materials.proxyvote.com.

How do I attend the Special Meeting?

The Special Meeting will be held in person on Thursday, April 17, 2025 at 8:00 a.m. Eastern Time at the offices of Goodwin Procter LLP, 100 Northern Avenue, 17th Floor, Boston, Massachusetts 02210. Directions to the Special Meeting may be found at https://materials.proxyvote.com. Information on how to vote in person at the Special Meeting is discussed below.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on March 13, 2025 will be entitled to vote at the Special Meeting. On this record date, there were 173,662,376 shares of common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the Special Meeting will be available at our principal executive offices for examination during normal business hours by any stockholder for any purpose germane to the Special Meeting for a period of ten days ending the day prior to the Special Meeting.

Stockholder of Record: Shares Registered in Your Name

If on March 13, 2025, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Special Meeting or vote by proxy prior to the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy electronically through the Internet, over the telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 13, 2025, your shares were held not in your name but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are two matters scheduled for a vote:
•The approval of an amendment to our Certificate of Incorporation to combine outstanding shares of our Common Stock into a lesser number of outstanding shares and effectuate the Reverse Stock Split, by a ratio of not less than one-for-fifteen and not more than one-for-thirty, with the exact ratio to be set within this range by the Board in its sole discretion (Proposal No. 1); and
•The approval of an adjournment of the Special Meeting, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes in favor of Proposal No. 1 (Proposal No. 2).

What if another matter is properly brought before the Special Meeting?

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For each of Proposals No. 1 and 2, you may vote “FOR” or “AGAINST” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Special Meeting, vote by proxy through the Internet, vote by proxy over the telephone, or vote by proxy using a proxy card that was mailed to you. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote in person even if you have already voted by proxy.
•To vote in person, come to the Special Meeting and we will give you a ballot when you arrive.
•To vote through the Internet before the Special Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number from the Proxy Materials. Your Internet vote must be received by 11:59 p.m., Eastern Time, on April 16, 2025 to be counted.
•To vote over the telephone from a location in the United States, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Proxy Materials. Your telephone vote must be received by 11:59 p.m., Eastern Time, on April 16, 2025 to be counted.
•To vote by using a printed proxy card that is to be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Proxy Materials containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Proxy Materials to ensure that your vote is counted. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

We provide both paper proxy card voting via mail to allow you to vote your shares via mail and Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with mailing and/or your Internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 13, 2025.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing a proxy card, by telephone, through the Internet or in person at the Special Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the Reverse Stock Split proposal and “FOR” the Adjournment proposal. If any other matter is properly presented at the Special Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Proposals No. 1 and No. 2 are each considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals No. 1 and No. 2. Accordingly, if you own shares through a nominee, such as a broker, bank or other agent, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all of the proposals.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We have engaged Okapi Partners to assist with the solicitation of proxies for an estimated fee of $12,500, plus any additional expenses.

What does it mean if I receive more than one set of Proxy Materials?

If you receive more than one set of Proxy Materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the sets of Proxy Materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).
•You may grant a subsequent proxy by telephone or through the Internet.
•You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 61 North Beacon Street, 4th Floor, Boston, Massachusetts 02134.
•You may attend the Special Meeting and vote in person. Simply attending the Special Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for the 2025 Annual Meeting of Stockholders?

To be considered for inclusion in proxy materials for our next annual meeting of stockholders, the 2025 Annual Meeting, your Rule 14a-8 proposal must have been submitted in writing by December 30, 2024, to our Corporate Secretary, c/o X4 Pharmaceuticals, Inc., 61 North Beacon Street, 4th Floor, Boston, Massachusetts 02134. Under Rule 14a-8 of the Exchange Act, the deadline for submitting stockholder proposals for a regularly scheduled annual meeting is 120 calendar days before the date of the proxy statement released to shareholders in connection with the previous year’s annual meeting, unless the date of the annual meeting has been changed by more than 30 days before or after the one-year anniversary date of the previous year’s annual meeting, in which case proposals must be submitted a reasonable time before we print our proxy materials for the annual meeting.

Our bylaws also establish an advance notice procedure if you wish to present a proposal (including a director nomination) before an annual meeting of stockholders but you are not requesting that your proposal or nomination be included in next year’s proxy materials. To be timely for our 2025 Annual Meeting of Stockholders, our Corporate Secretary must have received the written notice at our principal executive offices not later than the close of business on March 12, 2025 nor earlier than the close of business on February 10, 2025. However, if we hold our 2025 Annual Meeting of Stockholders more than 30 days before or 60 days after June 10, 2025 (the one-year anniversary date of the 2024 Annual Meeting of Stockholders), then timely notice of a stockholder proposal that is not intended to be included in our Proxy Statement must be received not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting of Stockholders and not later than the close of business on the later of (a) the 90th day prior to the 2025 Annual Meeting of Stockholders and (b) the 10th day following the day on which the one of the following first occurs: (i) mailing of notice of the date of the 2025 Annual Meeting of Stockholders and (ii) the first public announcement of the date of the 2025 Annual Meeting of Stockholders. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, to comply with the SEC’s new universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice by the same deadline noted herein and also comply with the additional requirements of Rule 14a-19(b).

How are votes counted?

Each holder of common stock is entitled to one vote for each share held by such stockholder as of the record date on each matter to come before the Special Meeting. Votes cast during the Special Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Special Meeting, who will also determine whether a quorum is present.

Under our bylaws, any proposal, other than an election of directors, is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our certificate of incorporation or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count, for the proposal to approve of an amendment to our Certificate of Incorporation to combine outstanding shares of our Common Stock, into a lesser number of outstanding shares and effectuate the Reverse Stock Split (Proposal No. 1) and for the proposal to approve of an adjournment of the Special Meeting, if necessary, votes “For,” “Against” and abstentions. Abstentions and broker non-votes, if any, for each of Proposals 1 and 2 will have no effect and will not be counted towards the vote total.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposals No. 1 and No. 2 are each considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals No. 1 and No. 2.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes, if any.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Reverse Stock Split	Majority of the votes properly cast	No effect	Not applicable (1)

2	Authorization to adjourn the Special Meeting	Majority of the votes properly cast	No effect	Not applicable (1)
(1) Proposal is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals No. 1 and No. 2.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority in voting power of the outstanding shares entitled to vote are present at the Special Meeting in person or represented by proxy. On the record date, there were 173,662,376 shares outstanding and entitled to vote. Thus, the holders of 86,831,189 shares must be present in person or represented by proxy at the Special Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Special Meeting in person or represented by proxy may adjourn the Special Meeting to another date.

Are there dissenters’ or appraisal rights?

Under Delaware General Corporation Law, our stockholders are not entitled to any dissenters rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 13, 2025 by:
•each of our directors;
•each of our named executive officers;
•all of our directors and executive officers as a group; and
•each person, or group of affiliated persons, who is known by us to beneficially own greater-than-5% of our common stock.

The column entitled “Percentage Beneficially Owned” is based on 173,662,376 shares of our common stock outstanding as of March 13, 2025.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 13, 2025 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of X4 Pharmaceuticals, Inc., 61 North Beacon Street, 4th Floor, Boston, Massachusetts 02134.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Entities affiliated with Bain Capital Life Sciences Investors, LLC (1)	17,629,809	9.99%
Entities affiliated with Growth Equity Opportunities 18 VGE, LLC (2)	17,611,793	9.99%
Entities affiliated with Acorn (3)	17,845,650	9.86%
Entities affiliated with OrbiMed (4)	11,494,437	6.46%
Entities affiliated with Blackrock, Inc. (5)	11,210,671	6.46%
Named Executive Officers, Directors and Director Nominees
Paula Ragan, Ph.D. (6)	1,417,598	*
Adam S. Mostafa (7)	78,480	*
Mark Baldry (8)	321,456	*
William E. Aliski (9)	112,948	*
Gary J. Bridger, Ph.D (10)	164,518	*
Francoise de Craecker (11)	108,917	*
Alison Lawton (12)	109,521	*
David McGirr, M.B.A (13)	115,353	*
Murray W. Stewart, M.D. (14)	217,785	*
R. Keith Woods (15)	135,000	*
Michael S. Wyzga (16)	208,272	*
All directors and current executive officers as a group (13 people) (17)	2,989,848	1.72%

*	Less than one percent.

(1) Based on a Schedule 13G/A filed by Bain Capital Life Sciences Fund, L.P. (“BCLS Fund I”), Bain Capital Life Sciences Fund II, L.P. (“BCLS Fund II”), BCIP Life Sciences Associates, LP (“BCIP LS”), BCLS I Investco, LP (“BCLS I Investco”) and BCLS II Investco, LP (“BCLS II Investco” and collectively, the “Bain Capital Life Sciences Holders”) on February 13, 2024. As of the close of business on December 31, 2023, (i) BCLS Fund I held 566,966 shares of our common stock and pre-funded warrants to purchase 566,966 shares of our common stock; (ii) BCLS Fund II held 1,332,276 shares of our common stock and pre-funded warrants to purchase 601,714 shares of our common stock; (iii) BCIP LS held 220,298 shares of our common stock and pre-funded warrants to purchase 131,320 shares of our common stock; (iv) BCLS II Investco held 9,270,081 shares of our common stock, warrants to purchase 6,448,689 shares of our common stock, Class C warrants to purchase 2,064,561 shares of common stock and pre-funded warrants to purchase 7,303,890 shares of common stock; and (v) BCLS I Investco held 3,490,188 shares of our common stock, warrants to purchase 2,688,998 shares of common stock, Class C warrants to purchase 860,888 shares of common stock and pre-funded warrants to purchase 1,888,599 shares of common stock. The Bain Capital Life Sciences Holders are (i) prohibited from exercising warrants to purchase common stock or pre-funded warrants to purchase common stock if, as a result of such exercise, the Bain Capital Life

Sciences Holders would beneficially own more than 9.99% of the total number of shares of common stock then issued and outstanding immediately after giving effect to the exercise and (ii) prohibited from exercising Class C warrants to purchase common stock if, as a result of such exercise, the Bain Capital Life Sciences Holders would beneficially own more than 4.99% of the total number of shares of common stock then issued and outstanding immediately after giving effect to the exercise (collectively, the “BCLS Bain Beneficial Ownership Blockers”). As a result of the BCLS Bain Beneficial Ownership Blockers, the amount reported above as beneficially owned consists of: (a) an aggregate of 14,879,809 shares of common stock held directly by the Bain Capital Life Sciences Holders and (b) an aggregate of 2,750,000 shares of common stock issuable upon exercise of pre-funded warrants, warrants and/or Class C warrants held directly by the Bain Capital Life Sciences Holders. Bain Capital Life Sciences Investors, LLC, (“BCLSI”), is (i) the general partner of Bain Capital Life Sciences Partners, LP, which is the general partner of BCLS Fund I and (ii) the manager of Bain Capital Life Sciences Investors II, LLC, which is the general partner of BCLS Fund II. Boylston Coinvestors, LLC, is the general partner of BCIP LS. BCLSI governs the investment strategy and decision-making process with respect to investments held by BCIP LS. BCLS II Investco (GP), LLC, whose manager is BCLS Fund II, is the general partner of BCLS II Investco and BCLS I Investco GP, LLC, whose manager is BCLS Fund I, is the general partner of BCLS I Investco. As a result, BCLSI may be deemed to share voting and dispositive power with respect to the securities held by the Bain Capital Life Sciences Holders. The address of each of the Bain Capital Life Sciences Holders is c/o Bain Capital Life Sciences, 200 Clarendon Street, Boston, MA 02116.

(2)    Based on a Schedule 13D/A filed by Growth Equity Opportunities 18 VGE, LLC (“GEO”) on May 26, 2023. As of May 15, 2023, GEO in connection with a private placement purchased (i) 3,250,000 shares of common stock and (ii) pre-funded warrants to purchase 4,973,684 shares of common stock. The pre-funded warrants carry a limitation on exercise preventing GEO from exercise if such exercise results in GEO beneficially owning in excess of 9.99% of the number of shares of our common stock, which percentage can be increased or decreased at the option of GEO upon 61 days prior notice however not to exceed 19.99%. Additionally, as previously disclosed, in connection with our underwritten offering in December 2022, GEO purchased (i) 5,213,636 shares of our common stock, (ii) pre-funded warrants to purchase 6,150,000 shares of our common stock and (iii) Class C warrants to purchase 5,681,818 shares of common stock. The pre-funded warrants carry a limitation on exercise preventing GEO from exercise if such exercise results in GEO beneficially owning in excess of 9.99% of the number of shares of our common stock, which percentage can be increased or decreased at the option of GEO upon 61 days prior notice however not to exceed 19.99%, and the Class C warrants carry a limitation on exercise preventing GEO from exercise if such exercise results in GEO beneficially owning in excess of 4.99% of the number of shares of our common stock, which percentage can be increased or decreased at the option of GEO upon 61 days prior notice however not to exceed 9.99% (the “GEO Beneficial Ownership Blockers”). As previously disclosed, in connection with a private placement closed in July 2022, GEO purchased (i) 6,523,157 shares of our common stock, (ii) pre-funded warrants to purchase 7,182,032 shares of our common stock and (iii) warrants to purchase 13,705,189 shares of our common stock. As a result of the GEO Beneficial Ownership Blockers, the amount reported above as beneficially owned consists of 14,986,793 shares of common stock held by GEO and up to 2,625,000 shares of common stock issuable upon exercise of pre-funded warrants and/or warrants, including Class C warrants held by GEO. NEA 18 Venture Growth Equity, L.P. (“NEA 18 VGE”) is the sole member of GEO and NEA Partners 18 VGE, L.P. (“NEA Partners 18 VGE”) is the sole general partner of NEA 18 VGE. NEA 18 VGE GP, LLC (“NEA 18 VGE LLC” and, together with NEA Partners 18 VGE, the “Control Entities”) is the sole general partner of NEA Partners 18 VGE. Ali Behbahani (“Behbahani”), Carmen Chang (“Chang”), Anthony A. Florence, Jr. (“Florence”), Mohamad H. Makhzoumi (“Makhzoumi”), Edward T. Mathers (“Mathers”), Scott D. Sandell (“Sandell”), Paul Walker (“Walker”) and Rick Yang (“Yang”) are the managers of NEA 18 VGE LLC. The address of the principal business office of GEO, NEA 18 VGE, each Control Entity and Sandell is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. The address of the principal business office of Behbahani, Chang, Makhzoumi, Walker and Yang is New Enterprise Associates, 2855 Sand Hill Road, Menlo Park, California 94025. The address of the principal business office of Florence and Mathers is New Enterprise Associates, 104 5th Avenue, 19th Floor, New York, NY 10001.

(3)    Based on a Schedule 13G filed by Acorn Bioventures, L.P. (“Acorn”); Acorn Capital Advisors GP, LLC (“Acorn GP”), which is the sole general partner of Acorn; Acorn Bioventures 2, L.P. (“Acorn 2”); Acorn Capital Advisors GP 2, LLC (“Acorn GP 2”), which is the sole general partner of Acorn 2; and Anders Hove (“Hove” or “Manager”, and collectively with Acorn, Acorn GP, Acorn 2, Acorn GP2, the “Acorn Reporting Persons”) on February 14, 2024. As of the close of business on December 31, 2023, the Acorn Reporting Persons held (i) 7,310,650 shares of common stock and (ii) 10,535,000 warrants to purchase 10,535,000 shares of our common stock. The Acorn Reporting Persons are (i) prohibited from exercising warrants to purchase common stock or pre-funded warrants to purchase common stock if, as a result of such exercise, the Acorn Reporting Persons would beneficially own more than 9.99% of the total number of shares of common stock then issued and outstanding immediately after giving effect to the exercise and (ii) prohibited from exercising Class C warrants to purchase common stock if, as a result of such exercise, the Acorn Reporting Persons would beneficially own more than 4.99% of the total number of shares of common stock then issued and outstanding immediately after giving effect to the exercise (collectively, the “Acorn Beneficial Ownership Blockers”). As a result of the Acorn Beneficial Ownership Blockers, any warrants held in excess of the Acorn Beneficial Ownership Blockers are not included in the above amounts. The address of the principal business office of each of the Acorn Reporting Persons is 420 Lexington Avenue, Suite 2626, New York, New York 10170.

(4) Based on a Schedule 13G filed by OrbiMed Advisors LLC (“OrbiMed Advisors”) and OrbiMed Capital GP IV LLC (“GP IV”) on February 14, 2024. Consists of (i) 7,133,515 shares of common stock and (ii) 4,360,922 shares issuable upon the exercise of warrants to purchase common stock held by OrbiMed Private Investments IV, LP (“OPI IV”). GP IV is the general partner of OPI IV. OrbiMed Advisors is the managing member of GP IV. By virtue of such relationships, GP IV and OrbiMed Advisors may be deemed to have voting power and investment power over the securities held by OPI IV and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Advisors exercises voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by OPI IV. The address of each of the aforementioned entities is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, New York 10022.

(5) Based on information in a Schedule 13G, as filed by BlackRock, Inc. with the SEC on November 8, 2024. In that filing, BlackRock, Inc. reports sole voting power with respect to 11,135,891 shares of common stock and sole dispositive power with respect to 11,210,671 Shares, and lists its address as 50 Hudson Yards, New York, New York 10001.

(6) Consists of 1,087,386 shares of common stock and 330,012 shares of common stock underlying options that were exercisable as of March 13, 2025 or will become exercisable within 60 days after such date.

(7) Consists of 78,480 shares of common stock underlying options that were exercisable as of March 13, 2025 or will become exercisable within 60 days after such date.

(8)    Consists of 94,123 shares of common stock and 220,229 shares of common stock underlying options that were exercisable as of March 13, 2025 or will become exercisable within 60 days after such date.

(9)    Consists of 96,667 shares of common stock and 16,281 shares of common stock underlying options that were exercisable as of March 13, 2025 or will become exercisable within 60 days after such date.

(10)    Consists of 96,667 shares of common stock and 67,851 shares of common stock underlying options that were exercisable as of March 13, 2025 or will become exercisable within 60 days after such date.

(11)    Consists of 96,667 shares of common stock and 12,250 shares of common stock underlying options that were exercisable as of March 13, 2025 or will become exercisable within 60 days after such date.

(12) Consists of 96,667 shares of common stock and 12,854 shares of common stock underlying options that were exercisable as of March 13, 2025 or will become exercisable within 60 days after such date.

(13)    Consists of 96,667 shares of common stock and 18,686 shares of common stock underlying options that were exercisable as of March 13, 2025 or will become exercisable within 60 days after such date.

(14)    Consists of 96,667 shares of common stock and 26,281 shares of common stock underlying options that were exercisable as of March 13, 2025 or will become exercisable within 60 days after such date.

(15)    Consists of 191,504 shares of common stock that were exercisable as of March 13, 2025 or will become exercisable within 60 days after such date.
(16)    Consists of 121,667 shares of common stock and 86,605 shares of common stock underlying options that were exercisable as of March 13, 2025 or will become exercisable within 60 days after such date.

(17)    Consists of 2,113,015 shares of common stock and 876,833 shares of common stock underlying options that were exercisable as of March 13, 2025 or will become exercisable within 60 days after such date.

PROPOSAL NO. 1

Reverse Stock Split Proposal

Overview

The Board has approved and declared advisable an amendment to our Certificate of Incorporation to combine the outstanding shares of our Common Stock into a lesser number of outstanding shares, a so-called “reverse stock split.” If approved by the stockholders as proposed, the Board would have the sole discretion to effect the Reverse Stock Split at any time after approval of such amendment and no later than the one year anniversary of such approval and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than one-for-fifteen and not more than one-for-thirty. The Board would also have the discretion to abandon the Reverse Stock Split prior to its effectiveness. The Board is hereby soliciting stockholder approval for the Reverse Stock Split Proposal.

If approved by our stockholders, the Reverse Stock Split would permit (but not require) the Board to effect a reverse stock split of the outstanding shares of our Common Stock at any time by a ratio of not less than not less than one-for-fifteen and not more than one-for-thirty, with the specific ratio to be fixed within this range by the Board in its sole discretion without further stockholder approval. We believe that enabling the Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the ratio, the Board may consider, among other things, factors such as: the historical trading price and trading volume of our Common Stock; the number of shares of our Common Stock outstanding; the then-prevailing trading price and trading volume of our Common Stock; the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock; potential financing opportunities; and prevailing general market and economic conditions.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of a Certificate of Amendment setting forth the Reverse Stock Split (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, or at the later time set forth in the Certificate of Amendment. The exact timing of the amendment will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, the Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our Certificate of Incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. Any amendment to our Certificate of Incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by the Board, within the range approved by our stockholders.

Reasons for the Reverse Stock Split

Our primary objective in effectuating the Reverse Stock Split would be to attempt to raise the per-share trading price of our Common Stock to meet Nasdaq’s listing requirements, which requires, among other things, that our Common Stock have a per share bid price that is greater than or equal to $1.00 per share. On March 13, 2025, the closing bid price for our Common Stock on Nasdaq was $0.32 per share. The Board also believes that a higher stock price may help generate investor interest in the Company.

If the Reverse Stock Split successfully increases the per share price of our Common Stock, the Board of Directors also believes this increase may increase trading volume in our Common Stock and facilitate future financings by the Company.

Nasdaq Listing Requirements
The Company’s Common Stock is currently listed on the Nasdaq Capital Market under the symbol XFOR. As previously disclosed, on August 13, 2024, the Company received a deficiency letter (the “Nasdaq Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the closing bid price of the Company’s Common Stock had not been maintained at the minimum required closing bid price of at least $1.00 per share, as required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).

In accordance with Nasdaq Listing Rule 5810(c)(3), the Company had 180 calendar days, or until February 10, 2025, to regain compliance with the Bid Price Rule. During such compliance period, if the Common Stock had a closing bid price of $0.10 or less for ten consecutive trading days, Nasdaq would have been entitled to issue a Staff Delisting Determination, with the potential opportunity for the Company to appeal such determination.

Subsequently, the Company received written notice from Nasdaq indicating that although the Company was not in compliance with the Bid Price Rule, Nasdaq determined that the Company is eligible for an additional 180 calendar day compliance period, or until August 11, 2025. Nasdaq’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market with the exception of the Bid Price Rule, and the Company provided written notice of its confirmation to cure the deficiency during the additional compliance period, by effecting a reverse stock split, if necessary.

Failure to approve the Reverse Stock Split may have serious, adverse effects on the Company and its stockholders. Our Common Stock could be delisted from Nasdaq because shares of our Common Stock may continue to trade below the requisite $1.00 per share price needed to comply with the listing requirements of Nasdaq and maintain our listing. Our shares may then be quoted on the OTC Bulletin Board or other small trading markets, which are generally considered to have less volume and be less efficient markets. We believe an investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons. In that event, the Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our Common Stock.

As of the Record Date, our Common Stock closed at $0.32 per share on Nasdaq. The Reverse Stock Split, if effected, should have the immediate effect of increasing the price of our Common Stock as reported on Nasdaq, therefore reducing the risk that our Common Stock could be delisted from Nasdaq. However, we cannot assure you that the price of our Common Stock will not decline after the Reverse Stock Split. Under new Nasdaq Rule 5810(c)(3)(A)(iv), if the price of our Common Stock fails to satisfy the $1.00 minimum bid price requirement for a 30 consecutive trading day period within one year after effectiveness of the Reverse Stock Split or if the Company has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the Company shall not be eligible for any compliance period specified in Rule 5810(c)(3)(A) and the Listing Qualifications Department will issue a Staff Delisting Determination under Rule 5810 with respect to that security, then the Common Stock would be subject to delisting by Nasdaq without any opportunity for a cure period.

Our Board strongly believes that the Reverse Stock Split is necessary to maintain our listing on Nasdaq. Accordingly, the Board recommended that our shareholders approve the Reverse Stock Split Proposal to effect the Reverse Stock Split and directed that this proposal be submitted to our shareholders for approval at the Special Meeting, including for the reasons discussed below.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company

An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients lower-priced securities. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board the ability to effect the Reverse Stock Split, and thereby increase the price of our Common Stock, would give the Board the ability to address these issues if it is deemed necessary.

Improve the Perception of Our Common Stock as an Investment Security

The Board believes that effecting the Reverse Stock Split is one potential means of increasing the share price of our Common Stock to improve the perception of our Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in an increase in the per share price of our Common Stock.

The Company cannot predict whether the Reverse Stock Split will increase the market price for our Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

• the market price per share will achieve the $1.00 minimum bid price requirement for a sufficient period for our Common Stock to be approved for continued listing by Nasdaq;
• we would otherwise meet the listing requirements that would allow continued listing of our Common Stock on Nasdaq;
• the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding before the effective time of the Reverse Stock Split (the “Effective Time”);
• the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower-priced stocks;
• the Reverse Stock Split will result in a per share price that will increase the ability of the Company to attract and retain employees; and
• the Reverse Stock Split would promote greater liquidity for our shareholders with respect to their shares.

In addition, the Reverse Stock Split would reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, increasing the number of authorized but unissued shares of Common Stock. Therefore, the number of shares of our Common Stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our Common Stock following the Reverse Stock Split. The Board may authorize the issuance of the remaining authorized and unissued shares without further stockholder action for a variety of purposes, except as such shareholder approval may be required in particular cases by our Certificate of Incorporation, applicable law, or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing shareholders and may cause a decline in the trading price of our Common Stock.

The market price of our Common Stock will also be based on the performance of the Company and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Company may be greater than would occur in the absence of the Reverse Stock Split.

In evaluating the Reverse Stock Split, in addition to the considerations described above, the Board also took into account various negative factors associated with reverse stock splits generally. These factors include: the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined in share price and corresponding market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.

We also believe that the low market price of our Common Stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as speculative in nature and, as a matter of policy, avoid investment in such stocks. Moreover, the low market price of our Common Stock may have reduced the effective marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

In order to provide flexibility, the Board is seeking stockholder approval for a range of reverse split ratios of not less than one-for-fifteen and not more than one-for-thirty.

We believe that enabling the Board of Directors to set the exact reverse split ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining whether to implement the Reverse Stock Split and selecting the exchange ratio, the Board of Directors will consider factors such as:
• The total number of shares of Common Stock outstanding;
• The Nasdaq Capital Market requirements for the continued listing of our Common Stock;
• The historical trading price and trading volume of our Common Stock;
• The then prevailing trading price and trading volume for our Common Stock;
• The anticipated impact of the Reverse Stock Split on the trading price of and market for our Common Stock;
• Potential financing opportunities; and
• Prevailing general market and economic conditions.

Reducing the number of outstanding shares of our Common Stock through a Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

The Board of Directors will have sole discretion as to any implementation of, and the exact timing and actual ratio of, the Reverse Stock Split within the range of ratios specified in this Proposal No. 1 and within one year after the date of the Special Meeting. The Board of Directors may also determine that the Reverse Stock Split is no longer in the best interests of our Company and our stockholders and decide to abandon the Reverse Stock Split at any time before, during or after the Special Meeting and prior to its effectiveness, without further action by the stockholders.

The Reverse Stock Split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the reverse stock split. This would have the effect of increasing the number of shares of Common Stock available for issuance. As of the Record Date, the number of authorized shares of our Common Stock was 500,000,000 shares, which will not be affected by the Reverse Stock Split.

The additional available shares would be available for issuance from time to time at the discretion of the Board when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions. There are no preemptive rights relating to the Common Stock. As such, any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly.

The table below illustrates certain, but not all, possible reverse stock split ratios, together with the implied number of issued and outstanding shares of the Common Stock resulting from implementation of the Reverse Stock Split based on 173,662,376 shares of the Common Stock outstanding as of the Record Date.

	Current	After Reverse Stock Split if 15:1 is Selected(1)	After Reverse Stock Split if 20:1 is Selected(1)	After Reverse Stock Split if 25:1 is Selected(1)	After Reverse Stock Split if 30:1 is Selected(1)
Authorized Shares of Common Stock	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000
Authorized Shares of Preferred Stock	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000
Shares of common stock issued and outstanding	173,662,376	11,577,491	8,683,118	6,946,495	5,788,745
Common stock issuable upon exercise of stock options	9,861,120	657,408	493,056	394,444	328,704
Common Stock issuable upon exercise of warrants	108,792,939	7,252,862	5,439,646	4,351,717	3,626,431
Common stock issuable upon vesting of restricted stock units	10,283,958	685,597	514,197	411,358	342,798
Common stock reserved under the 2017 and 2019 Plans for future grants	5,458,409	363,893	272,920	218,336	181,946
Authorized but unissued and reserved	191,941,198	479,462,749	484,597,063	487,677,650	489,731,376

(1) Excludes the effect of fractional share treatment.

We are exploring various sources of financing, including through potential future sales of Common Stock or other securities. There can be no assurance, however, even if the Reverse Stock Split is approved and implemented, that any financing transaction would be undertaken or completed. If we are unable to successfully raise sufficient additional capital, through future sales of Common Stock or other securities or through strategic and collaborative arrangements, we will not have sufficient cash to fund our planned business operations and or may not be able to continue as a going concern.

As of the Record Date, we had 173,662,376 shares of Common Stock issued and outstanding, 9,861,120 shares of Common Stock reserved for issuance upon the exercise of outstanding options, 10,283,958 shares reserved for issuance upon vesting of restricted stock units, 108,792,939 shares of Common Stock reserved for issuance upon the exercise of outstanding Warrants (as defined below), 277,999 shares of Common Stock reserved for future issuance under the Company’s Amended and Restated 2017 Plan (the “2017 Plan”) and 5,180,410 shares of Common Stock reserved for future issuances under the Company’s Amended and Restated 2019 Inducement Equity Incentive Plan (the “2019 Equity Plan”). As of the Record Date, we have no shares of preferred stock outstanding, which will not change with the effectiveness of the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Effective Time, if approved by stockholders and implemented by the Company, will be the date and time set forth in the Certificate of Amendment that is filed with the Delaware Secretary of State. If the Reverse Stock Split Proposal is approved and the Board determines to proceed with the Reverse Stock Split, the exact timing of the filing of the Certificate of Amendment will be determined by our Board.

If, at any time prior to the filing of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, the Board, in its sole discretion, determines that it is in the Company’s best interests and the best interests of the Company’s stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned. The Company reserves the right to abandon a reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Certificate of Amendment, even if the authority to effect the Reverse Stock Split has been approved by our stockholders. By voting in favor of the Reverse Stock Split Proposal, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares of our Common Stock held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of our registered holders of Common Stock may hold some or all of their shares of our Common Stock electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.
Stockholders who hold shares of our Common Stock electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Common Stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split Common Stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for the appropriate number of shares of post-Reverse Stock Split Common Stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive cash in lieu of such fractional share.

Effect of the Reverse Stock Split on Outstanding Stock Options, Warrants, Convertible Preferred Stock and Employee Plans

Based upon the reverse stock split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options, warrants and convertible preferred stock entitling the holders to purchase shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants or convertible preferred stock upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio.

Potential Effects of the Reverse Stock Split

If our stockholders approve the Reverse Stock Split and the Board effects it, the number of shares of Common Stock authorized and issued and outstanding will be reduced due to the Reverse Stock Split, depending upon the ratio determined by the Board. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described above in “— Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive the Fractional Share Payment (as defined below in the Certificate of Amendment) automatically and without any action by the holder. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split will not change the terms of the Common Stock. After the Reverse Stock Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. The Common Stock will remain fully paid and non-assessable. The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Subject to our compliance with applicable continued listing requirements, our Common Stock will continue to be listed on the Nasdaq Capital Market and traded under the symbol “XFOR,” although the exchange will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Time to indicate that a Reverse Stock Split has occurred. If a Reverse Stock Split is effected, then after the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates for our Common Stock with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described above under “— Procedure for Implementing the Reverse Stock Split.” The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the Effective Time, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the reverse stock split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

In addition, a Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could have possible anti-takeover effects and could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in our control or management (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company). These authorized but unissued shares could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely, or used to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders. For example, without further stockholder approval, our Board could (within the limits imposed by applicable law) strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor our then current Board, or the shares could be available for potential issuance pursuant to a shareholder rights plan. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Board in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board although perceived to be desirable by some stockholders. The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Despite these possible anti-takeover effects, this proposal has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt or any effort of which we are aware to accumulate our stock or to obtain control of our company by means of a merger, tender offer, solicitation in opposition to management or otherwise (nor is our Board currently aware of any such attempts directed at us). Nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in our control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Accounting Matters

The proposed amendment to our Certificate of Incorporation will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in the same proportion as the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary addresses the tax consequences only to U.S. Holders. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as:

• an individual who is a citizen or resident of the United States;
• a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
• an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
• a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

This summary is based upon current provisions of the Code, existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the IRS has been or will be requested in connection with the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

No attempt has been made to comment on all U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to particular U.S. Holders, including holders that: (i) are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iii) hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (iv) are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (v) do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vi) hold their shares through individual retirement or other tax-deferred accounts; or (vii) who have a functional currency for U.S. federal income tax purposes other than the U.S. dollar.

In addition, the following discussion does not address state, local or foreign tax consequences of the Reverse Stock Split, the Medicare tax on net investment income, U.S. federal estate and gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. The discussion generally assumes that for U.S. federal income tax purposes, the Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction.

Cash in Lieu of Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. For purposes of the discussion below, a “U.S. Holder” is any beneficial owner of shares of our common stock that is not a partnership and, for U.S. federal income tax purposes, is or is treated as described above.

A U.S. Holder who receives cash in lieu of a fractional share of common stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A U.S. Holder who receives cash in lieu of a fractional share in the Reverse Split and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) should generally recognize capital gain or loss in an amount equal to the difference between the amount of the cash received and the portion of such holder’s adjusted tax basis in the shares of common stock surrendered that is allocated to the fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered exceeded one year at the effective time of the Reverse Split. A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules) should generally be treated as having received a distribution that will be treated first as dividend income to the extent paid out of our current or accumulated earnings and profits, and then as a tax-free return of capital to the extent of the U.S. holder’s tax basis in our common stock, with any remaining amount being treated as capital gain. U.S. Holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

U.S. Holders (other than corporations and certain other exempt recipients) may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Split. U.S. Holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service (the “IRS”) Form W-9) may also be subject to backup withholding at the applicable rate. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is properly furnished in a timely manner to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368(a) of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. Holder generally will not recognize gain or loss upon the exchange of our Common Stock for a lesser number of shares of Common Stock, based upon the reverse stock split ratio. A U.S. Holder’s aggregate tax basis in the lesser number of shares of Common Stock received in the Reverse Stock Split will be the same such U.S. Holder’s aggregate tax basis in the shares of our Common Stock that such U.S. Holder owned prior to the Reverse Stock Split. The holding period for the Common Stock received in the Reverse Stock Split will include the period during which a U.S. Holder held the shares of our Common Stock that were surrendered in the Reverse Stock Split. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

Amendment Effective Date

If the proposed amendment to the Certificate of Incorporation as described in this Proposal No. 1 is approved by the stockholders, upon the Board’s determination, if any, to effectuate the Reverse Stock Split and of the ratio (within the range approved pursuant to this Proposal No. 1) of such Reverse Stock Split, the Company will file the Certificate of Amendment reflecting the adopted amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment will be effective upon its filing or at such later time as specified in the Certificate of Amendment. If the stockholders do not approve this Proposal No. 1, the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware.

Dissenters’ Rights

No dissenters’ rights are available under the General Corporation Law of the State of Delaware or under the Certificate of Incorporation or the Bylaws to any stockholder who dissents from this Proposal No. 1.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide stockholders with any such right.

Interests of Directors and Executive Officers

Our directors and executive officers do not have substantial interest, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of Common Stock or any other of our securities.

Reservation of Right to Abandon Reverse Stock Split

At any time before April 17, 2026, we reserve the right to abandon the Reverse Split without further action by our stockholders before the effectiveness of the filing with the Secretary of State of the State of Delaware the Certificate of Amendment, even if the authority to effect the Reverse Split has been approved by our stockholders at the Special Meeting. By voting in favor of the Reverse Split, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, the Reverse Split if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the votes properly cast at the Special Meeting will be required to approve this proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO COMBINE OUTSTANDING SHARES OF OUR COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES, BY A RATIO OF NOT LESS THAN ONE-FOR-FIFTEEN AND NOT MORE THAN ONE-FOR-THIRTY, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY OUR BOARD IN ITS SOLE DISCRETION.

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PROPOSAL NO.  2
Adjournment Proposal
Overview

If the Special Meeting is convened and a quorum is present, but the Company fails to receive a sufficient number of votes to approve Proposal No. 1, or if there are insufficient votes to constitute a quorum, the Company may propose to adjourn or postpone the Special Meeting. The Company currently does not intend to propose an adjournment or postponement at the Special Meeting if there are sufficient votes to approve Proposal No. 1.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting to another time and place, if necessary or appropriate (as determined in good faith by the Board), to solicit additional proxies in the event there are not sufficient votes to approve Proposal No. 1. If our stockholders approve this proposal, we could adjourn the Special Meeting and any adjourned or postponed session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal No. 1, we could adjourn the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the votes properly cast at the Special Meeting will be required to approve this proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1 (THE REVERSE STOCK SPLIT).
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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Materials or other Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a set of Proxy Materials or other Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are X4 stockholders will be “householding” the Company’s proxy materials. A single set of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Proxy Materials, please notify your broker or X4. Direct your written request to X4 Pharmaceuticals, Inc., Attn: Corporate Secretary, 61 North Beacon Street, 4th Floor, Boston, MA 02134 or contact the Corporate Secretary at (857) 529-8300. Stockholders who currently receive multiple copies of the set of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether the communication should be presented to the Board. Stockholders who wish to communicate with our Board, or any individual director, may do so by sending written communications addressed to our Corporate Secretary at 61 North Beacon Street, 4th Floor, Boston, Massachusetts 02134.

Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our Board of Directors may be excluded, such as:
•junk mail and mass mailings;
•resumes and other forms of job inquiries;
•surveys; and
•solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Adam S. Mostafa
Chief Financial Officer, Treasurer and Corporate Secretary
March , 2025

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2024 is available without charge upon written request to: Corporate Secretary, X4 Pharmaceuticals, Inc., 61 North Beacon Street, 4th Floor, Boston, MA 02134.

Appendix A

CERTIFICATE OF AMENDMENT
TO
RESTATED
CERTIFICATE OF INCORPORATION
OF X4 PHARMACEUTICALS, INC.

(originally incorporated on August 2, 2010)

X4 PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.This Certificate of Amendment (this “Certificate of Amendment”) to the Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”) was duly adopted in accordance with the General Corporation Law of the State of Delaware (“Delaware Corporation Law”) and the amendments set forth below shall become effective upon the filing and effectiveness pursuant to the Delaware Corporation Law of this Certificate of Amendment to the Restated Certificate.

2.This Certificate of Amendment hereby amends Article FOURTH of the Restated Certificate by adding the following paragraphs after the first paragraph of FOURTH, as follows:

“Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment pursuant to Section 242 of the General Corporation Law of the State of Delaware, each ( ) shares of Common Stock issued and outstanding (or held in treasury) immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be combined into one (1) fully paid and nonassessable share of Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “reverse stock split”). The combination of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time without any further action on the part of the Corporation or the holders of any outstanding shares of Old Common Stock and whether or not certificates representing such holders’ shares of Old Common Stock prior to the reverse stock split are surrendered for cancellation. Upon the Effective Time, all references to “Common Stock” in this Certificate of Incorporation shall be to the New Common Stock.

The reverse stock split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been combined pursuant to this Certificate of Amendment. The Corporation shall not be obligated to issue new certificates evidencing the shares of New Common Stock outstanding as a result of the reverse stock split unless and until the certificate(s) representing the shares of Old Common Stock held by a holder immediately prior to the reverse stock split are either delivered to the Corporation or its current transfer agent, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate(s). No fractional shares will be issued as a result of the reverse stock split and, in lieu thereof, (a) with respect to holders of one or more certificates, if any, which formerly represented shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of New Common Stock as a result of the reverse stock split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share of New Common Stock on the date of the Effective Time as reported by The Nasdaq Capital Market (as adjusted to give effect to the reverse stock split); provided that, whether or not fractional shares would be issuable as a result of the reverse stock split shall be determined on the basis of (i) the total number of shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (ii) the aggregate number of shares of New Common Stock after the Effective Time into which the shares of Old Common Stock formerly represented by such certificates shall have been combined; and (b) with respect to holders of shares of Old Common Stock in book-entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of New Common Stock as a result of the reverse stock split (after aggregating all fractional shares), following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.”

3.     The stockholders of the Corporation have duly approved the foregoing amendment in accordance with Section 242 of Delaware Corporation Law.

4.     Except as set forth in this Certificate of Amendment, the Restated Certificate remains in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the day of , 2025.

X4 PHARMACEUTICALS, INC.
By:
Name:
Title:

PRELIMINARY PROXY CARD

X4 PHARMACEUTICALS

X4 PHARMACEUTICALS, INC.
61 N. BEACON STREET
4TH FLOOR
BOSTON, MA 02134

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 16, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 16, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. Eastern Time on April 16, 2025.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V67075-S11977 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

X4 PHARMACEUTICALS, INC.

The Board of Directors recommends a vote FOR proposals 1 and 2.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

V67076-S11977

X4 PHARMACEUTICALS

Proxy for Special Meeting of Stockholders to be held on Thursday, April 17, 2025 at 8:00 AM EDT

This proxy is being solicited on behalf of the Board of Directors

Please vote, date and sign this Proxy on the reverse side and return it in the enclosed envelope.

The Stockholder(s) signing on the reverse side (the "undersigned"), having received the Proxy Statement, hereby appoint(s) Paula Ragan, Ph.D. and Adam Mostafa, and either of them, Proxies of the undersigned (with full power of substitution) to attend the Special Meeting of X4 Pharmaceuticals, Inc. (the "Company") to be held on Thursday, April 17, 2025 at 8:00 AM EDT, at the offices of Goodwin Procter, 100 Northern Ave, 17th Floor Boston, MA 02210, and all adjournments and postponements thereof (the "Meeting"), and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may properly come before the Meeting.

The undersigned hereby confer(s) upon the Proxies, and either of them, discretionary authority to consider and act upon such business, matters or proposals as may properly come before the Meeting. **The Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR Proposals 1 and 2.**

Continued and to be signed on reverse side.